Exhibit 12.1

VINCENT R. RUSSO

DIRECT LINE: 404-856-3260

Email: vrusso@robbinsfirm.com

May 12, 2017

Groundfloor Real Estate 1, LLC

75 Fifth Street, NW

Suite 2170

Atlanta, Georgia 30308

Re:       Regulation A Post-Qualification Amendment to Offering Statement on Form 1-A

Ladies and Gentlemen:

At your request, we have examined Post-Qualification Amendment No. 1 (the “Amendment”), dated May 12, 2017, to the Offering Statement on Form 1-A of Groundfloor Real Estate 1, LLC (the “Company”) (File No. 024-10671), which was initially qualified by the Securities and Exchange Commission (the “Commission”) on May 5, 2017 pursuant to Regulation A under the Securities Act of 1933 (the “Securities Act”), The Amendment is being filed in connection with the Company’s offer and sale of up to $2,215,780 aggregate principal amount of Limited Recourse Obligations (the “Securities”). The Securities will be purchased and sold pursuant to a Form of Investor Agreement (the “Investor Agreement”) and a Standard Form of LRO Agreement (the “LRO Agreement”) as set forth in Part III of the Offering Statement and in the Offering Circular respectively, and as entered into between the Company and each purchaser of the Securities (the “Purchasers”).

In rendering this opinion, we have examined such records and documents as we have deemed necessary in order to render the opinion set forth herein, including the following:

(1)	The Amendment, the Offering Statement, the Offering Circular included as Part II of the Offering Statement, and the exhibits filed as Part III thereof or incorporated therein by reference;

(2)	The Articles of Organization of the Company filed with the Georgia Secretary of State on December 16, 2016 (included as Exhibit 2.1 to the Offering Statement);

Robbins · Ross · Alloy · Belinfante · Littlefield llc

999 Peachtree St., ne · Suite 1120 · Atlanta, GA 30309 · www.robbinsfirm.com

Groundfloor Real Estate 1, LLC

May 12, 2017

(3)	The Operating Agreement of the Company (the “Operating Agreement”) (filed as Exhibit 2.2 to the Offering Statement);

(4)	Action of the Manager of the Company authorizing the offering covered by the Amendment; and

(5)	The Certificate of Organization issued by the Georgia Secretary of State, dated December 16, 2016, confirming that the Company is in good standing under the laws of the State of Georgia.

In reviewing documents for this opinion, we have assumed and express no opinion as to the authenticity and completeness of all documents submitted to us, including the conformity of all copies to the originals, and the legal capacity of all persons or entities executing the documents. Additionally, in rendering the opinions set forth below, we have assumed that: (i) each Purchaser has the legal capacity or power, corporate or other, to enter into and perform all such obligations under the Investor Agreement and LRO Agreement; (ii) any and all representations of the Company are correct as to questions of fact; (iii) unless otherwise exempt, the Securities will be properly qualified as necessary in each state in which the Securities are to be offered or sold in accordance with the laws and regulations of those states; (iv) in issuing the Securities pursuant to Rule 251(d)(3), the Company will promptly file any supplements to the Offering Circular and post-qualification amendments in accordance with all applicable laws and regulations in effect from time to time; and (v) the public offer and sale of the Securities shall be exempt from registration pursuant to Section 3(b) of the Securities Act.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Securities:

(a)	The effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors;

(b)	The effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether in a proceeding in equity or at law;

Robbins · Ross · Alloy · Belinfante · Littlefield llc

999 Peachtree St., ne · Suite 1120 · Atlanta, GA 30309 · www.robbinsfirm.com

Groundfloor Real Estate 1, LLC

May 12, 2017

(c)	The effect of laws relating to banking, usury or permissible rates of interest for loans, forbearances or the use of money;

(d)	The effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws; and

(e)	The financial condition of the Company.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the State of Georgia, and solely with respect to whether the Securities are the valid and binding obligations of the Company under the existing laws of the State of Georgia without regard to principles or laws regarding choice of law or conflict of laws.

This opinion is limited to the laws, including rules and regulations, in effect on the date of effectiveness of the Amendment. We are basing this opinion on our understanding that, prior to issuing any Securities, the Company will advise us in writing of the terms thereof and other information material thereto, and will file any supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. We also assume the Company will timely file any and all supplements and post-qualification amendments as are necessary to comply with applicable laws in effect from time to time; however, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or any other governmental body.

Based upon the foregoing, we are of the following opinion that:

(1)	The Company is a limited liability company validly existing, in good standing, under the laws of the State of Georgia;

(2)	The Company has the power to create the obligation covered by the Amendment, and has taken the required steps to authorize entering into the obligations covered by the Amendment and Offering Statement;

(3)	The Securities have been duly authorized by the Company; and

Robbins · Ross · Alloy · Belinfante · Littlefield llc

999 Peachtree St., ne · Suite 1120 · Atlanta, GA 30309 · www.robbinsfirm.com

Groundfloor Real Estate 1, LLC

May 12, 2017

(4)	The Securities, when paid for by and delivered to the Purchasers in accordance with the terms of the Amendment, Offering Circular, Investor Agreement and LRO Agreement, will be valid, binding obligations of the Company subject to the terms of the Offering Circular, Investor Agreement and LRO Agreement.

This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Amendment and is not to be relied upon for any other purpose. This opinion is based on facts and law existing as of the first date written above and rendered as of such date. Specifically, and without implied limitation, we assume no obligation to advise the Company of any fact, circumstance, event or change in the law subsequent to the date of effectiveness of the Amendment, compliance with any continuing disclosure requirements that may be applicable, or of any facts that may thereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

We consent to the use of this opinion as an exhibit to the Amendment to the Offering Statement and to all references to us, if any, in the Offering Statement, the Offering Circular constituting a part thereof, and any amendments thereto.

Sincerely yours,

/s/ Vincent R. Russo
Vincent R. Russo, Esq.
Robbins Ross Alloy Belinfante Littlefield LLC

Robbins · Ross · Alloy · Belinfante · Littlefield llc

999 Peachtree St., ne · Suite 1120 · Atlanta, GA 30309 · www.robbinsfirm.com